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                                                                    EXHIBIT 23.1

INDEPENDENT  AUDITORS'  CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-21582 on Form S-8, in Registration Statement No. 33-30260 on Form S-8, in Registration Statement No. 33-37485 on Form S-8, in Registration Statement No. 33-45356 on Form S-8, in Registration Statement No. 33-37842 on Form S-8, in Registration Statement No. 33-65342 on Form S-3 and in Registration No. 33-50923 on Form S-3 of The Charles Schwab Corporation of our reports dated February 17, 1994 (February 25, 1994 as to Subsequent Event note) appearing in and incorporated by reference in this Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 1993.





DELOITTE & TOUCHE
San Francisco, California
March 30, 1994